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                                   EXHIBIT 11


                       FRED MEYER, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                       16 Weeks Ended
                                                                -----------------------------
                                                                 May 21,               May 22,
                                                                   1994                  1993
                                                                -------               -------


Weighted average number of shares
   outstanding . . . . . . . . . . . . . . . . . . . . . . . .   26,450                25,597

Weighted average number of shares
   under option. . . . . . . . . . . . . . . . . . . . . . . .    3,680                 3,867

Shares assumed to have been purchased
   under the treasury stock method . . . . . . . . . . . . . .   (1,405)               (1,299)
                                                                -------               -------

Weighted average number of common and
   common equivalent shares outstanding. . . . . . . . . . . .   28,725                28,165
                                                                =======               =======

Net income before the effect of
   an accounting change. . . . . . . . . . . . . . . . . . . .  $15,986               $14,011

Effect of an accounting change . . . . . . . . . . . . . . . .      ---                (2,588)
                                                                -------               -------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . .  $15,986               $11,423
                                                                =======               =======

Earnings per common share on:
   Net income before the effect of
      an accounting change . . . . . . . . . . . . . . . . . .     $.56                  $.50
   Effect of an accounting change. . . . . . . . . . . . . . .      ---                  (.09)
                                                                   ----                  ----
   Net income. . . . . . . . . . . . . . . . . . . . . . . . .     $.56                  $.41
                                                                   ====                  ====

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